UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FNB CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

In connection with their proposed merger of equals, FNB Corporation and Virginia Financial Group, Inc. jointly issued the following press release after 5:30 p.m. on February 12, 2008:

JOINT PRESS RELEASE OF FNB CORPORATION AND

VIRGINIA FINANCIAL GROUP, INC.

For more information contact:

Jeffrey W. Farrar Executive Vice President and Chief Financial Officer Virginia Financial Group, Inc. (434) 964-2217

William P. Heath, Jr. President and Chief Executive Officer FNB Corporation (540) 382-6041	William B. Littreal Executive Vice President and Chief Financial Officer FNB Corporation (540) 381-6758

VIRGINIA FINANCIAL GROUP, INC. SHAREHOLDERS

APPROVE OF MERGER OF EQUALS AND

FNB CORPORATION RECESSES SPECIAL MEETING

Charlottesville and Christiansburg, Virginia. February 12, 2008 — Virginia Financial Group, Inc. (VFG) (NASDAQ:VFGI) and FNB Corporation (FNB) (NASDAQ: FNBP) announced today that VFG’s shareholders have approved the companies’ proposed combination to create the largest independent bank holding company headquartered in Virginia and that the FNB special meeting of shareholders has been recessed until 2:00 p.m., Eastern Time, on Wednesday, February 13, 2008 at The Event Centre, 1655 Roanoke Street in Christiansburg.

During the FNB meeting’s recess, the polls remain open and FNB shareholders may continue to vote their shares for or against the proposals or change their previously cast votes. FNB encourages all of its shareholders to vote at the special meeting and recommends that FNB shareholders vote “FOR” the merger.

For information regarding the proposed merger, please refer to the registration statement on Form S-4, which contains a joint proxy statement/prospectus and other relevant materials, filed by VFG and FNB with the Securities and Exchange Commission (SEC).

FNB shareholders are reminded that their vote is important regardless of how many or how few shares they own. Shareholders who have any questions relating to this special meeting of shareholders or voting their shares may call FNB’s proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.

About FNB

FNB Corporation, through the activities of its affiliate, First National Bank, operates 27 full-service branches and 2 loan production offices. Services are also provided around the clock through over 50 automated teller machines, telephone banking, and on-line banking at www.fnbonline.com.

About VFG

Virginia Financial Group, Inc. is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. Through the activities of its affiliates, Planters Bank and Trust Company of Virginia, Second Bank & Trust of Fredericksburg and Virginia Commonwealth Trust Company of Culpeper, VFG operates 35 full-service branches and 2 loan production offices.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, VFG filed with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus. The Form S-4 was declared effective by the SEC on December 28, 2007, and the definitive joint proxy statement/prospectus was first mailed to shareholders of VFG and FNB on or about January 3, 2008. FNB and VFG urge investors and other shareholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information about the companies and the proposed transaction.

Investors and shareholders may obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by FNB and VFG through the website maintained by the SEC at http://www.sec.gov. Free copies of these documents also may be obtained by directing a request to FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or by accessing FNB’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings.”

FNB and its directors, certain of its executive officers, and the members of FNB Shareholders for Progress are participants in the solicitation of proxies from the shareholders of FNB in connection with the merger. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Information about the members of FNB Shareholders for Progress is contained in Annex F to the joint proxy statement/prospectus. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Caution Regarding Forward-Looking Statements

Statements made in this release may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger as well as other statements of expectations regarding the merger. Each of VFG and FNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of VFG and FNB and the resulting company, include but are not limited to: (1) the businesses of VFG and/or FNB may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by VFG or FNB with the Securities and Exchange Commission. VFG and FNB undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

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